Exhibit 23-E









                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Pennsylvania Electric Company (the "Company") on Form S-3 of our report dated February 4, 1998, on our audits of the consolidated financial statements and financial statement schedule of Pennsylvania Electric Company as of December 31, 1997 and 1996, and for each of the years ended December 31, 1997, 1996, and 1995, which report is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to our Firm under the caption "Experts".




                                          PricewaterhouseCoopers LLP


New York, New York
August 25, 1998